UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material under §240.14a-12

KIPS BAY MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KIPS BAY MEDICAL, INC.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Phone: (763) 235-3540

April 14, 2014

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kips Bay Medical, Inc. to be held on Tuesday, May 20, 2014, at 3:30 p.m., Central Time, at the offices of Oppenheimer Wolff & Donnelly LLP, located at Campbell Mithun Tower – Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402. Details about the meeting and the matters to be acted on at the meeting are presented in the Notice of Annual Meeting of Stockholders and proxy statement that follow.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. All stockholders are cordially invited to attend the meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that all stockholders of record promptly complete, sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, or vote by internet or telephone by following the instructions on the enclosed proxy card, whether or not you plan to attend the meeting. The proxy is revocable and will not be used if you attend and vote at the meeting in person or otherwise provide notice of your revocation. The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum. No postage is required if mailed in the United States.

If you have any questions regarding the information contained in the proxy statement or regarding the completion of the enclosed proxy card, voting by internet or telephone, or would like directions to the meeting, please call us at (763) 235-3540.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely, Manny Villafaña Chairman of the Board and Chief Executive Officer

KIPS BAY MEDICAL, INC.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Phone: (763) 235-3540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 20, 2014

The Annual Meeting of Stockholders of Kips Bay Medical, Inc. will be held on Tuesday, May 20, 2014, at the offices of Oppenheimer Wolff & Donnelly LLP, located at Campbell Mithun Tower – Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402. Registration for the Annual Meeting will begin at 3:15 p.m., Central Time. The Annual Meeting will commence at 3:30 p.m., Central Time.

The purposes of the Annual Meeting are to:

1.	Elect four directors to our Board of Directors to serve until the next annual meeting of stockholders or until such time as their successors are elected and qualified.

2.	Consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

3.	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders that were listed on our records at the close of business on April 2, 2014, the record date set by the Board of Directors for the meeting, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof.

A stockholder list will be available at our corporate office beginning May 9, 2014 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

By Order of the Board of Directors, Scott Kellen Chief Operating Officer, Chief Financial Officer and Secretary

Minneapolis, Minnesota

April 14, 2014

2

KIPS BAY MEDICAL, INC.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

Phone: (763) 235-3540

____________________________

Proxy Statement

Annual Meeting of Stockholders

Tuesday, May 20, 2014

3:30 p.m. Central Time

____________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kips Bay Medical, Inc., a Delaware corporation (the “Company,” “we” or “us”), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 2014 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the offices of Oppenheimer Wolff & Donnelly LLP, located at Campbell Mithun Tower – Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402. Registration for the Annual Meeting will begin at 3:15 p.m., Central Time. The Annual Meeting will commence at 3:30 p.m., Central Time. This solicitation is being made by mail; however, we also may use our officers, directors and employees (without providing them with additional compensation) to solicit proxies from stockholders in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card via U.S. mail is scheduled to begin on or about April 14, 2014.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 20, 2014:

The notice, proxy statement and form of proxy card are available at

http://proxymaterials.kipsbaymedical.com

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Board of Directors is soliciting your proxy vote at the Annual Meeting because you owned of record one or more shares of our common stock at the close of business on Wednesday, April 2, 2014, the record date for the meeting, and, therefore, are entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By completing and returning the enclosed proxy card or voting by internet or telephone, you are giving Manny Villafaña and Scott Kellen, the proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card or by internet or telephone. If you do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board of Directors. The proxies are authorized to vote in their discretion if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	When and where is the Annual Meeting?

A:

The Annual Meeting will be held on Tuesday, May 20, 2014 at the offices of Oppenheimer Wolff & Donnelly LLP, located at Campbell Mithun Tower – Suite 2000, 222 South Ninth Street, Minneapolis, Minnesota 55402. Registration for the meeting will begin at 3:15 p.m., Central Time. The Annual Meeting will commence at 3:30 p.m., Central Time.

Q:	What am I voting on?

A:	You are voting on the following two matters:

●	Proposal No. 1—The election of four directors to the Board of Directors to serve until the next annual meeting of stockholders or until such time as their successors are elected and qualified.

●	Proposal No. 2—The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Q:	What does the Board of Directors recommend?

A:	The Board of Directors recommends a vote:

●	FOR all four nominees for director (see Proposal No. 1); and

●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014 (see Proposal No. 2).

Q:	How many votes do I have?

A:

On any matter which may properly come before the Annual Meeting, each stockholder entitled to vote thereon will have one vote for each share of common stock owned of record by such stockholder as of the close of business on the record date, Wednesday, April 2, 2014.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:

At the close of business on the record date, Wednesday, April 2, 2014, there were 33,014,079 outstanding shares of common stock. This means that there may be 33,014,079 votes on any matter presented at the Annual Meeting.

Q:	What vote is required to approve each of the proposals?

Proposal No. 1—Election of four directors to the Board of Directors to serve until the next annual meeting of stockholders or until such time as their successors are elected and qualified —Provided a quorum of at least a majority of the issued and outstanding common stock is present (in person or by proxy) at the Annual Meeting, the four nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented (in person or by proxy) at the Annual Meeting.

Proposal No. 2—Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014—Provided a quorum of at least a majority of the issued and outstanding common stock is present (in person or by proxy) at the Annual Meeting, the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in the approval of the stockholders’ ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Q:	What constitutes a quorum?

A:

Transaction of business may occur at the Annual Meeting if a quorum is present. The presence, in person or by proxy, of a majority of the outstanding shares of common stock as of the record date is required to constitute a quorum. On April 2, 2014, we had 33,014,079 outstanding shares of common stock; and, therefore, the presence of 16,507,040 shares will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a proxy or vote in person at the meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions also are counted for the purpose of determining a quorum, as discussed below.

Q:	What is the effect of abstentions and withhold votes?

A:

You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board of Directors in Proposal No. 1. If you withhold authority to vote on any or all nominees, your vote will have no effect on the outcome of the election of directors.

You may vote FOR, AGAINST or ABSTAIN on Proposal No. 2. If you abstain from voting on Proposal No. 2, your shares will be deemed present, but will not be deemed to have voted in favor of the proposal. An abstention, therefore, has the same effect as a vote against Proposal No. 2.

If you just sign and submit your proxy card without voting instructions, your shares will be voted FOR each director nominee in Proposal No. 1 and FOR Proposal No. 2.

Q:	What is the effect of broker non-votes?

A:

Shares that are held by brokers in “street name” may be voted by the broker on “routine” matters. Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, is considered a routine matter and thus brokers will have discretion to vote on that proposal if you do not provide voting instructions.

To vote on “non-routine” matters, the broker must obtain stockholder direction. Brokers do not have discretion to vote shares for non-routine matters, which include Proposal No. 1, the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the election of directors in Proposal No. 1. When the broker does not vote the shares, the broker’s abstention is referred to as a “broker non-vote.” Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election.

Broker non-votes will be considered present for quorum purposes at the Annual Meeting.

Q:	How do I vote my shares?

A:	If you are a stockholder of record, you may vote your shares of common stock at the Annual Meeting using any of the following methods:

●

Proxy card—The enclosed proxy card is a means by which a stockholder may authorize the voting of the stockholder’s shares of common stock at the Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with the stockholder’s directions. We urge you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to our stock transfer agent, Wells Fargo Shareowner Services, in the enclosed envelope. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR all four director nominees and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

●

Internet www.proxypush.com/kips—If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card with you when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

●

Telephone 1-866-883-3382—If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card in hand when you call and then follow the instructions.

●

In person at the Annual Meeting—All stockholders of record as of Wednesday, April 2, 2014 may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or vote by internet or telephone ahead of time so that your vote can be counted if you later decide not to attend.

You are a “beneficial owner” of shares held in “street name,” rather than a “stockholder of record,” if your shares are held in the name of a broker, bank, trust or other nominee as a custodian, and this proxy statement and the accompanying notice were forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares. You may vote by proxy by completing the voting instruction form provided by your custodian. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting.

Q:	Can I change my vote after I have mailed in my proxy card or voted by internet or telephone?

A:	Proxies solicited by the Board of Directors may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

●	Voting in person at the Annual Meeting;

●	Returning a later-dated signed proxy card;

●	Entering a new vote by internet or telephone; or

●	Giving personal or written notice of the revocation to our Corporate Secretary at the commencement of the Annual Meeting.

If your shares are held in “street name” through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted or if I vote for too few or too many choices on the proxy card?

A:

If you are a record holder and do not mark a choice with respect to the election of directors in Proposal No. 1, then the proxies solicited by the Board of Directors will be voted FOR all four nominees for director in Proposal No. 1. You may vote for fewer than four director nominees. In such case, your shares will only be voted for the director candidate(s) you have selected. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a director nominee, your shares will not be voted with respect to the director nominee for which you marked contradicting choices.

If you are a record holder and do not mark a choice with respect to the approval of Proposal No.  2, then the proxies solicited by the Board of Directors will be voted FOR the approval of Proposal No. 2. If you mark contradicting choices on your proxy card, such as a mark both FOR and AGAINST the approval of Proposal No. 2, then your shares will not be counted either for or against the proposal for which you have marked contradicting choices.

Q:	Who can attend the Annual Meeting?

A:

All stockholders of record as of the close of business on the record date, Wednesday, April 2, 2014, may attend the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or other nominee as custodian (i.e., in street name), we may request proof of your beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your custodian, a “legal proxy” provided by your custodian, or other similar evidence of ownership.

Q:	Who will count the votes?

A:

All proxies submitted to us will be tabulated by our stock transfer agent, Wells Fargo Shareowner Services. All shares voted by stockholders of record present in person at the Annual Meeting will be tabulated by our Corporate Secretary or his designee.

Q:	Who is paying for this proxy solicitation?

A:

The entire cost of this proxy solicitation will be borne by us. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

PROPOSAL No. 1—ELECTION OF DIRECTORS

Number of Directors

Our Bylaws provide that the Board of Directors will consist of that number of directors as determined by resolution of the Board of Directors from time to time. The Board of Directors is currently comprised of four directors, and four directors will be elected at the Annual Meeting to hold office until the 2015 Annual Meeting of Stockholders or until their successors shall be elected and qualified in accordance with our Bylaws.

Nominees for Director

The Board of Directors has nominated the four individuals named below to serve as directors until the 2015 Annual Meeting of Stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

Nominee Name	Age (as of Annual Meeting)	Year First Became a Director
Manny Villafaña	73	2007
Robert E. Munzenrider	69	2011
Robert J. Sheehy	56	2011
Arch C. Smith	59	2011

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is four.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees which results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Background Information Regarding Current Directors and Board Nominees

The following paragraphs provide information about each current director and nominee for director, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. The Board of Directors believes that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each director and nominee also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Manny Villafaña is our founder, and has been our Chairman of the Board and Chief Executive Officer since our inception in 2007. Prior to founding us and since 1999, Mr. Villafaña founded and served as Chairman of the Board and Chief Executive Officer of CABG Medical, Inc., formed to develop an artificial coronary graft for use in bypass surgery. From 1987 to 2004, Mr. Villafaña founded and served as Chairman of the Board and Chief Executive Officer of ATS Medical, Inc., which developed open-pivot mechanical heart valves. ATS Medical was subsequently acquired by Medtronic, Inc. From 1976 to 1982, Mr. Villafaña founded and served as President and Chairman of the Board of St. Jude Medical, Inc. From 1972 to 1976, Mr. Villafaña founded and served as President and Chairman of the Board of Cardiac Pacemakers, Inc., or CPI, a cardiac rhythm management company. CPI was ultimately acquired by Eli Lilly and Company, which spun out CPI as Guidant Corporation. Guidant was, in turn, purchased by Boston Scientific Corporation.

Mr. Villafaña has received numerous awards and honors, including the “Living Legend of Medicine” award from the International Society of Cardio Thoracic Surgeons, the Ellis Island Medal of Honor, the Grand Prize Recipient—Mediterranean Institute of Cardiology, the Ernst & Young LLP National Master Entrepreneur of the Year, the Boys and Girls Club of America Hall of Fame, induction into the Minnesota Business Hall of Fame and, in 2010, induction into the Minnesota Science and Technology Hall of Fame. We believe that Mr. Villafaña’s nearly 40 years of experience in healthcare, his proven and respected leadership, and his deep commitment to us as our founder will be valuable in helping to guide the Board of Directors in the years ahead.

Robert E. Munzenrider joined us as a director in February 2011 and is the founder and co-founder of several e-commerce businesses. From 2000 to 2002, Mr. Munzenrider was President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc. In 1999, he served as Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises. He also served as Executive Vice President and Chief Financial Officer of Eliance Corp., an e-commerce service provider, during part of 1999. From 1997 to 1998, Mr. Munzenrider served as Vice President and Chief Financial Officer of St. Jude Medical, Inc. Mr. Munzenrider has served on the board of directors for Viad Corp. since 2004 and MGC Diagnostics Corp. (formerly Angeion Corp.) since 2010. Mr. Munzenrider also served on the board of directors for Criticare Systems, Inc. from 2007 to 2008, the board of directors for CABG Medical, Inc. from 2004 to 2006, and the board of directors for ATS Medical, Inc. from 2003 to 2010. He is also a Trustee Emeritus on the University of Montana Foundation. We believe that Mr. Munzenrider’s extensive financial background and significant leadership experience in consumer-focused industries adds valuable expertise and insight to the Board of Directors.

Robert J. Sheehy joined us as a director in February 2011 and is an Operating Partner and member of the Strategic Advisory Board of Genstar Capital, a San Francisco based private equity firm that invests in leading middle-market companies. From 2007 to 2008, Mr. Sheehy served as Senior Vice President for UnitedHealth Group, Inc. From 2000 to 2007, Mr. Sheehy served as Chief Executive Officer of UnitedHealthcare, Inc., a division of UnitedHealth Group. From April 1998 to December 2000, Mr. Sheehy was President of UnitedHealthcare. Prior to April 1998, Mr. Sheehy served in various capacities with UnitedHealth Group. Mr. Sheehy currently serves on the board of directors for several privately held companies, including Univita Health, Inc., Evolution1, Inc., Valence Health, Netsmart Technologies Inc. and Foundation Medical Partners. Mr. Sheehy currently serves on the board of directors of West Side Community Health Services and as a member of the Board of Trustees of Breck School. We believe that Mr. Sheehy brings strategic insight and leadership and a wealth of experience in healthcare to the Board of Directors, as well as knowledge of regulations and issues facing healthcare providers and medical device companies.

Arch C. Smith joined us as a director in February 2011 and is currently a partner with Rothschild Capital Partners, focusing on investments in publicly traded medical device stocks. From April 2005 to May 2010, Mr. Smith was a Venture Partner at Sight Line Partners, a venture capital firm focused on investments in later stage private medical device companies. From 1984 to 2003, Mr. Smith worked for Piper Jaffray, a Minneapolis-based investment bank. Mr. Smith contributed in roles of increasing responsibility and most recently as a senior healthcare analyst and Managing Director for equity research, specializing in medical technology companies. Mr. Smith initially covered large capitalization stocks in the cardiovascular device arena, but later shifted the focus of his practice to small capitalization medical technology companies. Mr. Smith served on the board of directors for CABG Medical, Inc. from 2004 to 2006. During his employment with SightLine Partners, Mr. Smith served on the board of directors of Centerre Healthcare, PHT Corporation and InSound Medical. Mr. Smith serves on the board of the Minneapolis Heart Institute Foundation. We believe that, as a successful venture capitalist, Mr. Smith brings important strategic insight to the Board of Directors, as well as a wealth of experience working with the investment community.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of all four nominees for director.

PROPOSAL No. 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2014. Ernst & Young LLP has been our independent registered public accounting firm since 2010. The firm has advised us that it has no other relationship with our company.

Although it is not required to do so, the Board of Directors is asking our stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP. If our stockholders do not ratify the appointment of Ernst & Young LLP, another independent registered public accounting firm will be considered by the Audit Committee. Even if the appointment is ratified by our stockholders, the Audit Committee in its discretion may change the appointment at any time during the year, if it determines that such a change would be in the best interests of our company and stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding our audited financial statements.

Audit Fees

The following table presents fees for professional services billed by Ernst & Young LLP to us for the audit of our annual financial statements for the years ended December 31, 2013 and 2012. No audit-related fees, tax fees or other fees were billed by Ernst & Young LLP to us for professional services related to the years ended December 31, 2013 and 2012.

Category	Year	Fees
Audit Fees(1)	2013	$95,000
	2012	145,000
___________________
(1)

Audit fees represent fees billed for professional services related to the audit of our annual financial statements, the review of quarterly financial statements and services related to registration statements registering the offer and sale of our common stock filed by us with the Securities and Exchange Commission.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for us by our independent registered public accounting firm prior to engagement. The Audit Committee has not adopted any formal pre-approval policies and procedures.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

CORPORATE GOVERNANCE

Principles of Corporate Governance

The Board of Directors has adopted Principles of Corporate Governance. A copy of these Principles of Corporate Governance Guidelines can be found on the Investors—Corporate Governance section of our website at www.KipsBayMedical.com. Among the topics addressed in our Principles of Corporate Governance are:

●	Board responsibilities;

●	Board leadership;

●	Board size, composition and criteria;

●	Board organization and Board committees;

●	Authority to engage advisors;

●	Selection and orientation of new directors;

●	Director service and terms;

●	Director resignation;

●	Director retirement;

●	Director evaluation;

●	Board meetings;

●	Board relationships with management;

●	CEO evaluation and compensation;

●	Leadership development;

●	Communication with public and various constituents;

●	Director stock ownership; and

●	Ethics and conflicts of interest.

Board’s Leadership Structure

One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board of Directors believes the combined role of Chairman of the Board and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interests of our stockholders because it promotes strategy development and execution and facilitates information flow with management to aid in the Board’s evaluation of management’s performance. The Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because of his unique familiarity with our history, business and industry, which makes him most capable of effectively leading discussions among directors of diverse backgrounds and experience regarding our operations and strategy identification, execution and evaluation.

Because our Chairman of the Board also serves as our Chief Executive Officer and is not an “independent director” under the Listing Rules of the NASDAQ Stock Market, the Board of Directors has appointed Robert E. Munzenrider to serve as “Lead Independent Director.” The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board of Directors, consulting with the Chairman of the Board and Chief Executive Officer on Board and Board committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of Board meetings and facilitating teamwork and communication between the non-management directors and management.

Director Independence

The Board of Directors has affirmatively determined that Robert E. Munzenrider, Robert J. Sheehy and Arch C. Smith are “independent directors” under the Listing Rules of the NASDAQ Stock Market. In making these affirmative determinations that such individuals are “independent directors,” the Board of Directors reviewed and discussed information provided by the directors and by management with regard to each director’s business and personal activities as they may relate to us and our management. The Board of Directors has determined that Manny Villafaña is not independent due to his receipt of payments from us as compensation for services provided as our Chief Executive Officer.

Board Meetings and Attendance

The Board of Directors held 12 meetings during 2013. Each director attended at least 75% of the aggregate number of Board meetings held while the director served during 2013 and the number of meetings held by all committees of the Board on which the director served, if any, during the 2013. Our most recent annual meeting of stockholders was held on May 22, 2013 and was attended by all of our directors. The Board of Directors has adopted a policy which strongly recommends that all directors attend our annual meeting of stockholders each year.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Governance/Nominating Committee, each of which has the composition and responsibilities described below. The Board of Directors from time to time may establish other committees to facilitate the management of our company and may change the composition and responsibilities of its existing committees. Each of the Audit Committee, Compensation Committee and Governance/Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found on the Investors—Corporate Governance section of our website at www.KipsBayMedical.com.

The following table summarizes the current membership of each of the three Board committees.

Director	Audit	Compensation	Governance/ Nominating
Manny Villafaña	—	—	—
Robert E. Munzenrider	Chair	√	Chair
Robert J. Sheehy	√	Chair	√
Arch C. Smith	√	√	√

Audit Committee

The primary function of the Audit Committee is to provide oversight responsibilities by reviewing our financial reports and other financial information, our systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established and our auditing, accounting and financial reporting processes generally. The principal responsibilities of the Audit Committee include, among others:

●

Reviewing our annual financial statements and any reports or other financial information or estimates submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent auditors;

●

Reviewing with financial management and the independent auditors any periodic financial reports, press release containing financial information or other reports that contain financial information prior to its filing or press release prior to the release of earnings;

●	Appointing, approving compensation and overseeing our independent auditors;

●	Reviewing the integrity of our financial reporting processes, both internal and external;

●

Inquiring of management and external auditors about the adequacy of our disclosure and internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in our disclosure and internal control procedures;

●	Meeting periodically with those members of management responsible for our risk assessment and risk management to understand and evaluate our risk assessment and risk management efforts;

●

Reviewing and approving all related party transactions to which such related person or entity and our company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements;

●	Reviewing periodically our Code of Ethics and Business Conduct and management’s enforcement of the Code as it relates to our financial reporting process and internal control system; and

●	Establishing and maintaining procedures for the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls or auditing matters.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The members of the Audit Committee are Robert E. Munzenrider (Chairman), Robert J. Sheehy and Arch C. Smith, all of whom qualify as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of the NASDAQ Stock Market and the rules and regulations of the Securities and Exchange Commission and are “financially literate” as required by the Listing Rules of the NASDAQ Stock Market. In addition, the Board of Directors has determined that Mr. Munzenrider qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission and meets the qualifications of “financial sophistication” under the Listing Rules of the NASDAQ Stock Market. In making this determination, the Board of Directors considered Mr. Munzenrider’s extensive financial background and various financial positions he has held throughout his career, including President of Harmon AutoGlass, a subsidiary of Apogee Enterprises, Inc., Vice President and Chief Financial Officer of the Glass Services Segment of Apogee Enterprises, Executive Vice President and Chief Financial Officer of Eliance Corp. and Vice President and Chief Financial Officer of St. Jude Medical, Inc. Stockholders should understand that these designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

The Audit Committee held four meetings during 2013.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be filed with the Securities and Exchange Commission or incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management, our audited financial statements as of and for the year ended December 31, 2013. The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the audit committee concerning independence, and the Audit Committee discussed with Ernst & Young LLP their independence from management and our company. The Audit Committee has considered whether the provision of services by Ernst & Young LLP not related to the audit of the financial statements and to the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q are compatible with maintaining Ernst & Young LLP’s independence, and has determined that they are compatible and do not impact Ernst & Young LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2013 accompanying this proxy statement and filed with the Securities and Exchange Commission.

Audit Committee

Robert E. Munzenrider, Chairman

Robert J. Sheehy

Arch C. Smith

Compensation Committee

The primary function of the Compensation Committee is to be responsible for matters relating to our compensation policies and for the compensation of our executive officers and directors. The principal responsibilities of the Compensation Committee include, among others:

●	Reviewing executive officer compensation policies and plans, including incentive plans, benefits and perquisites;

●	Conducting a performance evaluation, at least annually, of the Chief Executive Officer;

●	Determining the compensation of the Chief Executive Officer and other executive officers;

●

Making recommendations to the Board of Directors regarding any new employment, change in control, severance, deferred compensation or other compensation-related agreements, and any material amendments to such agreements, for the Chief Executive Officer and other executive officers;

●	Making recommendations to the Board with respect to any new equity compensation plan;

●

Administering stock option and other equity incentive plans, employee stock purchase plans, 401(k) plans, executive and employee bonus plans, and any other similar plans we may adopt and granting awards, amending awards and reviewing and making recommendations to the Board of Directors as to amendments to the plans;

●

Reviewing and making recommendations to the Board on compensation-related proposals to be considered at our annual meeting of stockholders, including the frequency with which we should submit to stockholders an advisory vote on executive compensation, or say-on-pay; and

●	Developing, recommending, reviewing and administering compensation plans for directors, subject to the approval of the Board.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management.

Our Chairman and Chief Executive Officer assists the Compensation Committee in gathering compensation related data regarding our executive officers and making recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer. In addition, the Compensation Committee has retained 21-Group, a compensation consultant, to assist in the design and review of certain aspects of our executive compensation program. The 21-Group does not provide any services to our company other than those for which it has been retained by the Compensation Committee. The Compensation Committee has assessed the independence of the 21-Group pursuant to Securities and Exchange Commission and NASDAQ rules and has concluded that the work of the 21-Group does not raise any conflicts of interest.

In making final decisions regarding compensation to be paid to our executive officers, the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer, the data compiled and recommendations of the 21-Group, as well as its own views as to the form and amount of compensation to be paid, the general performance of our company and the individual officers, the performance of our common stock price and other factors that may be relevant. Final deliberations and decisions by the Compensation Committee regarding the form and amount of compensation to be paid to our executive officers, including our Chairman and Chief Executive Officer, are made by the Compensation Committee, without the presence of the Chairman and Chief Executive Officer or any other executive officer of our company. Most decisions regarding executive compensation made by the Compensation Committee are final and are not subject to final review and approval by the entire Board of Directors.

With respect to director compensation, the Compensation Committee makes recommendations to the Board of Directors, which then makes final decisions. In making recommendations regarding director compensation, the Compensation Committee considers the fees and other compensation paid to directors of comparable public companies, the number of Board and Board committee meetings that our directors are expected to attend, the input of individual directors, its own views as to the form and amount of compensation to be paid, the general performance of our company, the performance of our common stock price and other factors that may be relevant.

Under the terms of its formal written charter, the Compensation Committee may delegate its responsibilities to subcommittees to the extent permitted by applicable laws and regulations; however, such subcommittees are not permitted to have decision-making authority and are required to report regularly to the full Compensation Committee. The Compensation Committee has not generally delegated any of its responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

The members of the Compensation Committee are Robert J. Sheehy (Chairman), Robert E. Munzenrider and Arch C. Smith, all of whom are “independent directors” under the Listing Rules of the NASDAQ Stock Market, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and otherwise independent under the rules and regulations of the Securities and Exchange Commission.

The Compensation Committee held three meetings during 2013.

Governance/Nominating Committee

The primary function of the Governance/Nominating Committee is to be responsible for matters relating to the governance of our company, including selection of candidates for the Board of Directors. The principal responsibilities of the Governance/Nominating Committee include, among others:

●	Reviewing and revising as appropriate, the Principles of Corporate Governance;

●	Reviewing and revising as appropriate, our codes of ethical conduct and legal compliance;

●

Recommending policies and processes designed to provide for effective and efficient governance, including but not limited to: policies for evaluation of the Board and the chairperson; the director nomination process, including board membership criteria, minimum qualifications for directors, and shareholder nomination of directors; shareholder-director communications; shareholder communication regarding shareholder proposals; director attendance at annual meetings; and succession planning for the Chief Executive Officer, the Board chairperson and other Board leaders;

●

Annually reviewing the composition of the Board of Directors against a matrix of skills and characteristics focused on the governance and business needs and requirements of our company, and reporting to the Board regarding suggested changes in Board composition;

●	Nominating and screening of Board member candidates;

●	Evaluating the performance of the Board of Directors and its members; and

●	Overseeing organization, membership and evaluation of Board committees and committee members.

The members of the Governance/Nominating Committee are Robert E. Munzenrider (Chairman), Robert J. Sheehy and Arch C. Smith, all of whom are “independent directors” under the Listing Rules of the NASDAQ Stock Market.

The Governance/Nominating Committee met twice during 2013.

Selection of Director Nominees

In selecting nominees for the Board of Directors, the Governance/Nominating Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board. The Governance/Nominating Committee believes that our company and stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into our business and strategy that they have accumulated during their tenure with the company. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Governance/Nominating Committee, in general, to re-nominate an incumbent director if the director wishes to continue service with the Board, the director continues to satisfy minimum criteria for membership on the Board as described in more detail below, the Governance/Nominating Committee believes the director continues to make important contributions to the Board, and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Governance/Nominating Committee will solicit recommendations for nominees from persons whom the Governance/Nominating Committee believes are likely to be familiar with qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board of Directors and our senior management and advisors to our company. In addition, from time to time, if appropriate, the Governance/Nominating Committee may engage a search firm to assist it in identifying and evaluating qualified candidates.

In identifying and evaluating new candidates for election to the Board, the Governance/Nominating Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, the qualifications or criteria for Board membership established by the Governance/Nominating Committee and described below, the existing composition of the Board, and other factors that it deems relevant. In conducting its review and evaluation, the Governance/Nominating Committee will solicit the views of our management, other Board members, and other individuals it believes may have insight into a candidate. The Governance/Nominating Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

In making its final selection of nominees for directors, the Governance/Nominating Committee will consider all candidates submitted, including incumbent Board of Directors members, based upon the qualifications of the candidates, the business and financial experience of the candidates, the experience of the candidates serving on public company boards of directors, and other skills sets deemed appropriate by the Governance/Nominating Committee to enact the mission and business purposes of our company. Our Principles of Corporate Governance specify that directors must have certain minimum qualifications, including governance, business and professional experience, industry awareness/knowledge, stakeholder awareness, and high standards of personal ethics.

In addition, diversity is a factor in evaluating director nominees. The Governance/Nominating Committee considers diversity of experience, skills, geographic representation and background as factors in the selection of new director nominees, with the goal of assembling a Board of Directors with complementary skill sets and viewpoints. The Governance/Nominating Committee and Board of Directors have not adopted a stand-alone diversity policy at this time. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Governance/Nominating Committee will consider director candidates recommended by stockholders on the same basis as any other candidate submitted for consideration as a nominee. No nominations for candidates were received from any stockholders for the Annual Meeting. In order for a candidate to be considered for nomination by the Governance/Nominating Committee, a stockholder must submit, to the attention of our Chairman and Chief Executive Officer, a written recommendation that contains the following information:

●	the full name and address of the stockholder submitting the recommendation;

●	the number of shares of our common stock owned by the stockholder submitting the recommendation;

●	the full name and address of the director candidate;

●	the age of the director candidate;

●	a five-year business history of the director candidate;

●	the amount of our common stock owned by the director candidate;

●	whether the director candidate can read and understand basic financial statements;

●	the director candidate’s other board memberships, if any;

●	any family relationships between the director candidate and any of our executive officers or current directors;

●	any business transactions between the director candidate or the candidate’s business and our company;

●	a written consent of the director candidate to be named in our proxy statement and to serve as a director if elected; and

●	a written consent of the stockholder submitting the recommendation to be named in our proxy statement.

Additionally, any stockholder nominating a candidate is encouraged to set forth any other qualifications which the stockholder believes the candidate has to serve as a director of our company and the reasons why the stockholder believes the candidate should be elected to the Board of Directors. The Governance/Nominating Committee may require the stockholder or nominee to furnish additional information to evaluate the nominee’s suitability. In the event a stockholder does not comply with the nomination process described in this proxy statement, the proposed nomination may be declared defective and disregarded.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the attention of the Board of Directors the most material risks to our company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to our company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on financial and accounting risks and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Compensation Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to the executive officers. We have determined that it is not reasonably likely that compensation and benefit plans create risks that would have a material adverse effect on our company. The Board of Directors considers strategic risks and opportunities and regularly receives detailed reports from management and the Board committees, with respect to their areas of responsibility for risk oversight.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (the “Code”), which is applicable to all of our directors, officers and employees. The Code covers all areas of professional conduct, including customer and supplier relationships, conflicts of interest, insider trading, confidential information, accuracy of company records, public disclosures, contact with government officials, and workplace behavior. It requires strict adherence to all laws and regulations applicable to our business. The Code requires all persons to bring any violations and suspected violations of the Code to our attention, through their supervisor, management, outside legal counsel, or by confidentially contacting the Chairman of the Audit Committee. The Code is posted to the Investors—Corporate Governance section of our website at www.KipsBayMedical.com. We intend to include on our website, within the time period required by Form 8-K, any amendment to, or waiver from, a provision of our Code that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions, and that relates to any element of the Code of Ethics definition enumerated in Item 406(b) of SEC Regulation S-K.

Communications with the Board of Directors

Any stockholder wishing to communicate with the Board of Directors about any matter involving our business or operations should send the communication, in written form, to our Chairman and Chief Executive Officer at our principal place of business at 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447. Our Chairman and Chief Executive Officer will promptly send the communication to each member of the Board of Directors.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 2, 2014 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of common stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon 33,014,079 shares of common stock outstanding as of April 2, 2014. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable upon the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 2, 2014. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentages beneficially owned. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Kips Bay Medical, Inc., 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447.

	Beneficial Ownership
	Shares Held		Options(1)	Percent of Class
5% Stockholders
Kips Bay Investments, LLC(2)	6,836,060	(3)	—	20.6%
8500 Normandale Lake Boulevard, Suite 600
Bloomington, MN 55437
Directors and Executive Officers
Manny Villafaña	5,318,947		—	16.0%
Robert E. Munzenrider	60,000	(4)	—	*
Robert J. Sheehy	76,667	(4)	—	*
Arch C. Smith	64,200	(4)	25,000	*
Scott Kellen	20,000		96,875	*
Randall K. LaBounty	—		84,375	*
All directors and executive officers as a group (6 persons)	5,539,814		206,250	17.3%

____________________

*	Less than 1%.

(1)	Represents options currently exercisable or exercisable within 60 days of April 2, 2014.

(2)

Information based on a Schedule 13D/A filed by the reporting person with the Securities and Exchange Commission on June 29, 2012. According to information provided to us by Kips Bay Investments, LLC, Kips Bay Investments, LLC is a family limited liability company for Nasser J. Kazeminy’s family. Michael G. Eleftheriou, the President of Kips Bay Investments, LLC, has sole authority with respect to the voting and disposition of shares held by Kips Bay Investments, LLC.

(3)	Includes 47,004 shares held by the principal equity holder of Kips Bay Investments, LLC. Kips Bay Investments, LLC disclaims beneficial ownership of such shares.

(4)	Includes 7,500 shares of unvested restricted stock which are subject to forfeiture upon certain events.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2013 for Manny Villafaña, our Chairman and Chief Executive Officer; Scott Kellen, our Chief Operating Officer, Chief Financial Officer and Secretary; and Randall K. LaBounty, our Vice President of Regulatory and Clinical Affairs. Mr. Villafaña is our principal executive officer and Mr. Kellen and Mr. LaBounty are our next two most highly paid executive officers as of the end of our most recently completed fiscal year, based on total compensation. We refer to these persons as our “named executive officers” in this proxy statement.

The Compensation Committee of the Board of Directors is responsible for matters relating to our compensation policies and for the compensation of our executive officers. See “Corporate Governance—Compensation Committee” for further details on the role of the Compensation Committee, as well as management in determining compensation for our named executive officers.

Our executive compensation program for 2013 consisted solely of:

●	Base salary;
●	Equity-based compensation, in the form of stock options; and
●	Matching contributions to a 401(k) retirement savings plan.

In addition, we have entered into certain employment and change in control agreements with our named executive officers as described in more detail below.

Employment Agreements

Manny Villafaña

We entered into an employment agreement with Mr. Villafaña on July 31, 2012. This agreement replaced in its entirety a prior employment agreement with Mr. Villafaña, dated July 19, 2007, and a change in control agreement with Mr. Villafaña, dated September 12, 2008.

The employment agreement provides that Mr. Villafaña will continue in his positions as our Chairman of the Board, Chief Executive Officer and President until July 1, 2015, if not earlier terminated. The employment agreement provides for an annual base salary of $355,000, which amount may be reviewed and changed periodically by us. The employment agreement also provides that Mr. Villafaña will be eligible to earn an annual performance-based bonus in accordance with our bonus policies, if and when any such policies are put in place by the Board of Directors, and provides that Mr. Villafaña is eligible to participate in our employee benefit and retirement plans generally available to our employees, in addition to reimbursement of reasonable business expenses incurred by Mr. Villafaña.

Pursuant to the employment agreement, if we terminate Mr. Villafaña’s employment, he may be entitled to certain severance benefits. For benefits payable upon termination, including in connection with a change in control, see “Severance Benefits and Change in Control Arrangements.”

The employment agreement also provides that Mr. Villafaña will not compete with us or solicit our customers or employees while employed by and for two years after being employed by us. The employment agreement also contains certain confidentiality and assignment of inventions and intellectual property provisions.

Scott Kellen and Randall K. LaBounty

We entered into employment agreements with Mr. Kellen on February 8, 2010 and with Mr. LaBounty on May 2, 2011. Mr. Kellen’s employment agreement provided for an annual base salary, which was subsequently increased to $230,625 effective June 25, 2013. Mr. LaBounty’s employment agreement provided for an annual base salary, which was subsequently increased to $237,544 effective June 25, 2013.

Mr. Kellen and Mr. LaBounty are at-will employees. Therefore, their employment agreements do not have defined terms, and may be terminated by the executive or by us for any reason or no reason with 10 days prior notice. Although we may, in our discretion, provide Mr. Kellen and Mr. LaBounty with severance benefits upon termination of their employment, neither of them is entitled to severance benefits. For benefits payable upon a change in control, see “Severance Benefits and Change in Control Arrangements.”

Pursuant to non-competition and non-solicitation provisions in their employment agreements, Mr. Kellen and Mr. LaBounty have agreed not to compete with us during their employment with us and for a period of one year following termination of their employment. The employment agreements also contain provisions relating to confidential information and assignment of inventions, which require Mr. Kellen and Mr. LaBounty to refrain from disclosing any of our proprietary information and to assign to us any inventions which directly concern our eSVS Mesh or future products, research, or development, or which result from work they perform for us or using our facilities.

Base Salary

Base salaries for our named executive officers are established based on the executive’s level of responsibility and years of experience, taking into account competitive trends. Base salaries of all employees, including executive officers, are reviewed annually and may be increased for merit reasons or due to overall company performance. Both Mr. Kellen and Mr. LaBounty received base salary increases of 2.5% in June 2013. Mr. Villafaña did not receive any increase in his base salary during 2013.

Non-Equity Incentive Compensation

We do not have a formal non-equity incentive compensation plan and did not award any non-equity incentive compensation to any of our named executive officers in 2013. We also did not award any discretionary annual or other cash bonuses to any of our named executive officers in 2013.

Equity-Based Compensation

From time to time, we award equity-based compensation to our named executive officers. In January 2013, we granted Mr. Kellen and Mr. LaBounty incentive stock options to purchase 100,000 and 50,000 shares of our common stock, respectively. These options have an exercise price of $0.66 per share, which represents the fair market value of our common stock on the date of grant, and vest in annual installments over a four-year term. These options expire on January 22, 2023. We did not grant any other equity awards to Mr. Kellen or Mr. LaBounty and we did not grant any stock options or other equity awards to Mr. Villafaña during 2013. No options were exercised by any of our named executive officers during 2013 and none of our named executive officers hold any unvested stock awards.

The stock options granted to Mr. Kellen and Mr. LaBounty in January 2013 were granted under the Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan, or 2007 Plan, which is described in more detail below. In May 2013, the 2007 Plan was terminated with respect to future awards effective upon stockholder approval of the Kips Bay Medical, Inc. 2013 Equity Incentive Plan, or 2013 Plan, which is described in more detail below.

The Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan

The Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan was adopted by the Board of Directors and approved by our stockholders on July 27, 2007. As of December 31, 2013, 1,319,250 shares of our common stock were issuable upon the exercise of stock options outstanding as of December 31, 2013 under the 2007 Plan. No shares remain available for grant under the 2007 Plan since such plan was terminated with respect to future grants upon the effective date of the 2013 Plan.

The Kips Bay Medical, Inc. 2013 Equity Incentive Plan

The Kips Bay Medical, Inc. 2013 Equity Incentive Plan was adopted by the Board of Directors and approved by our stockholders on May 22, 2013. As of December 31, 2013, 290,000 shares of our common stock were issuable upon the exercise of stock options outstanding as of December 31, 2013 under the 2013 Plan and 2,210,000 shares remained available for future issuance under the 2013 Plan. Under the 2013 Plan, we may grant incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights and other performance awards to our officers, directors, employees, consultants and advisors. To date, only incentive stock options, nonqualified stock options and restricted stock awards have been granted under the 2013 Plan.

Retirement Plan and Other Benefits

We sponsor a 401(k) retirement savings plan (the “401(k) Plan”). The 401(k) Plan provides eligible employees with an opportunity to make tax-deferred contributions into a long-term investment and savings program. All employees over the age of 21 who have completed one month of service are automatically enrolled in the 401(k) Plan, but may elect to not participate. We contribute an amount equal to 3% of each employees’ compensation under the safe harbor provisions provided by the Internal Revenue Service rules governing 401(k) plans. Employee contributions vest immediately and employer contributions vest fully after two years of service.

We also offer health, disability and life insurance and a tax-advantaged saving plan for qualifying medical expenses to our full-time employees.

Nonqualified Deferred Compensation

We currently do not maintain any nonqualified deferred compensation plans.

Perquisites and Other Personal Benefits

We did not provide any named executive officer with perquisites or personal benefits during 2013.

Severance Benefits and Change in Control Arrangements

We have agreed to provide the severance benefits and change in control arrangements described below to our named executive officers.

Manny Villafaña

Our employment agreement with Mr. Villafaña may be terminated immediately by us for “cause” (as defined in the employment agreement), without cause upon 60 days written notice to Mr. Villafaña, upon determination by the Board of Directors to cease business, or upon the death or “disability” (as defined in the employment agreement) of Mr. Villafaña. The employment agreement may be terminated by Mr. Villafaña for “good reason” (as defined in the employment agreement) upon written notice to us or without good reason upon 60 days written notice to us.

In the event that the employment agreement is terminated by us for cause, upon determination by the Board of Directors to cease business, upon Mr. Villafaña’s death or disability, by Mr. Villafaña without good reason, or on July 1, 2015, the employment agreement provides that Mr. Villafaña will be entitled to unpaid base salary and accrued benefits through the date of termination.

In the event that the employment agreement is terminated by us without cause or by Mr. Villafaña for good reason, the employment agreement provides that Mr. Villafaña will be entitled to unpaid base salary and accrued benefits through the date of termination, the pro-rata amount of Mr. Villafaña’s annual incentive bonus at target for Mr. Villafaña’s applicable employment period during the fiscal year of termination (provided only if a bonus plan is put in place by the Board of Directors and senior management are paid a bonus at or above target for the applicable fiscal year), secretarial services for one year following termination, and severance pay of two years of base salary in the event of termination by us without cause or one year of base salary in the event of termination by Mr. Villafaña for good reason, in accordance with our normal payroll practices.

In the event of a termination by us without cause or by Mr. Villafaña for good reason within two years of a “change in control” (as defined in the employment agreement), Mr. Villafaña will be entitled to unpaid base salary and accrued benefits through the date of termination, the pro-rata amount of Mr. Villafaña’s annual incentive bonus at target for Mr. Villafaña’s applicable employment period during the fiscal year of termination (provided only if a bonus plan is put in place by the Board of Directors and senior management are paid a bonus at or above target for the applicable fiscal year), secretarial services for one year following termination, and severance pay of three years of base salary payable in a lump sum.

The severance and annual incentive bonus payments above are conditioned upon our receipt of a separation agreement and release of claims from Mr. Villafaña.

Scott Kellen and Randall K. LaBounty

Under the terms of their employment agreements, neither Mr. Kellen nor Mr. LaBounty is entitled to any severance benefits upon termination of their employment. However, we may, in our sole discretion, provide them with severance benefits.

We entered into change in control agreements with Mr. Kellen, effective February 8, 2010 and Mr. LaBounty, effective May 2, 2011, which agreements were recently amended and restated. Under the terms of these agreements, if, within 24 months of a change in control, either executive is terminated by us for a reason other than cause or resigns for good reason, he will be entitled to a prorated portion of any annual incentive bonus for the year in which the termination occurs, a severance benefit equal to two years of his base salary and immediate vesting of all unvested stock options and other equity-based awards held by the executive. Under the terms of the agreements, if Mr. Kellen or Mr. LaBounty receive any payment under the agreement that would constitute a “parachute payment” for purposes of Section 280G under the Internal Revenue Code of 1986, as amended, or any successor provision and the regulations thereunder, the officer will either, in his discretion: (a) receive only that amount of payment that is not deemed a “parachute payment” for purposes of Code Section 280G or (b) receive all of the payment and be responsible, without any responsibility to us, to pay any and all taxes on any and all portions of the payment which is deemed to be a “parachute payment” pursuant to Code Section 280G. The change in control agreements expire three years from their effective dates, but will be automatically extended by one-year increments unless either party provides written notice to the other of the intent not to extend the agreement.

Summary Compensation Table for 2013

The following table provides information regarding the compensation earned during the years ended December 31, 2013 and 2012 by our Chairman and Chief Executive Officer, our Chief Operating Officer, Chief Financial Officer and Secretary, and our Vice President of Regulatory and Clinical Affairs.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Manny Villafaña	2013	$359,096	$—	$7,428	$366,524
Chairman and Chief Executive Officer	2012	344,614	—	10,334	354,948
Scott Kellen	2013	227,596	35,119	6,828	269,543
Chief Operating Officer, Chief Financial Officer and Secretary	2012	218,930	—	6,564	225,494
Randall K. LaBounty	2013	234,422	17,560	7,033	259,015
Vice President of Regulatory and Clinical Affairs	2012	228,116	—	6,839	234,955

_____________________________

(1)

On January 22, 2013, Mr. Kellen and Mr. LaBounty were granted stock options to purchase 100,000 and 50,000 shares of common stock, respectively, at an exercise price of $0.66 per share granted under the Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan, the material terms of which are described in more detail under the heading “Executive Compensation— Equity-Based Compensation—Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan.” These options vest and become exercisable in annual installments over a four-year period and will expire on January 22, 2023. The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for option grants made in 2013, as calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The grant date value per share for the options granted on January 22, 2013 was approximately $0.35 and was determined using the following specific assumptions: risk free interest rate: 1.07%; expected life: 6.25 years; expected volatility: 56.0%; and expected dividend yield: 0%.

(2)

Represents our contributions to Mr. Villafaña’s, Mr. Kellen’s and Mr. LaBounty’s 401(k) retirement savings plan accounts during 2013 and represents our match of Mr. Villafaña’s, Mr. Kellen’s and Mr. LaBounty’s contributions to their SIMPLE IRA accounts in 2012. We do not provide perquisites or other personal benefits to our named executive officers.

Outstanding Equity Awards at December 31, 2013

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of our most recent fiscal year end, December 31, 2013. Each award was granted pursuant to the Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan. No outstanding stock awards were held by any of our named executive officers as of December 31, 2013.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date
Manny Villafaña	—	—	—		$—	—

Scott Kellen	02/08/2010	37,500	12,500	(1)	7.00	02/08/2020
	03/07/2011	12,500	12,500	(2)	6.10	03/07/2021
	10/20/2011	28,125	28,125	(3)	2.00	10/20/2021
	01/22/2013	—	100,000	(4)	0.66	01/22/2023

Randall K. LaBounty	05/02/2011	37,500	37,500	(5)	5.18	05/02/2021
	10/20/2011	28,125	28,125	(3)	2.00	10/20/2021
	01/22/2013	—	50,000	(4)	0.66	01/22/2013

_______________________

(1)	This option vests in four annual installments beginning on February 8, 2011.

(2)	This option vests in four annual installments beginning on March 7, 2012.

(3)	This option vests in four annual installments beginning on October 20, 2012.

(4)	This option vests in four annual installments beginning on January 22, 2014.

(5)	This option vests in four annual installments beginning on May 2, 2012.

director compensation

Overview of Director Compensation Program

For 2013, each of our non-employee directors was paid cash compensation in the form of annual retainers and equity-based compensation. In setting non-employee director compensation, the Board of Directors follows the process and procedures described under the heading “Corporate Governance—Compensation Committee.”

The following table sets forth the annual cash retainers paid to our non-employee directors during 2013:

Description	Annual Cash Retainer ($)
Board Member	$18,000
Audit Committee Chair	10,000
Audit Committee Member (including Chair)	6,000
Compensation Committee Chair	5,000
Compensation Committee Member (including Chair)	3,000
Governance/Nominating Committee Chair	0
Governance/Nominating Committee Member (including Chair)	2,000

In addition to cash compensation, the non-employee directors receive annual equity grants. On January 22, 2013, each non-employee director received a restricted stock grant for 15,000 shares of our common stock, which vested and became non-forfeitable on December 31, 2013. On December 11, 2013, each non-employee director received a ten-year stock option to purchase 45,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date of grant. This option will vest and become exercisable in full on the one-year anniversary of the date of grant. A decision was made to move from restricted stock to stock options in light of the income tax implications to directors and the fact that options would incentivize directors to maximize company performance since the value of the options is directly tied to an appreciation in the value of our common stock

Summary Director Compensation Table for 2013

The following table provides summary information concerning the compensation of each individual who served as a director of our company during the year ended December 31, 2013, other than Manny Villafaña, who was not compensated separately for serving on the Board of Directors during 2013. Mr. Villafaña’s compensation during 2013 for serving as an executive officer is set forth under the heading “Executive Compensation” included elsewhere in this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Robert E. Munzenrider	$48,750	$9,900	$17,512	$0	$76,162
Robert J. Sheehy	42,500	9,900	17,512	0	69,912
Arch C. Smith	36,250	9,900	17,512	0	63,662

______________________

(1)

On January 22, 2013, each non-employee director received a restricted stock award for 15,000 shares of common stock granted under the Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan, the material terms of which are described in more detail under the heading “Executive Compensation—Equity-Based Compensation—Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan. The restricted stock award vested in full on December 31, 2013. The amount reported in the “Stock Awards” column represents the aggregate grant date fair value for the January 22, 2013 restricted stock award granted to each director in 2013 as computed in accordance with FASB ASC Topic 718. The grant date fair value for stock awards is determined based on the closing sale price of shares of our common stock on the grant date.

(2)

Each of the non-employee directors held 15,000 unvested stock awards (all of which are in the form of restricted stock) at December 31, 2013. These unvested stock awards vest in the following increments on the following dates: February 10, 2014 (7,500) and February 10, 2015 (7,500) for the stock awards held by Mr. Munzenrider and February 16, 2014 (7,500) and February 16, 2015 (7,500) for the stock awards held by each of Messrs. Sheehy and Smith.

(3)

On December 11, 2013, each non-employee director received a stock option to purchase 45,000 shares of common stock at an exercise price of $0.76 per share granted under the Kips Bay Medical, Inc. 2013 Equity Incentive Plan, the material terms of which are described in more detail under the heading “Executive Compensation—Equity-Based Compensation—Kips Bay Medical, Inc. 2013 Equity Incentive Plan.” These options vest and become exercisable in full on December 11, 2014 and will expire on December 11, 2023.

The amounts in this column do not reflect compensation actually received by the directors nor do they reflect the actual value that will be recognized by the directors. Instead, the amounts reflect the grant date fair value for option grants made in 2013, as calculated in accordance FASB ASC Topic 718. The grant date value per share for the options granted on December 11, 2013 was approximately $0.39 and was determined using the following specific assumptions: risk free interest rate: 1.68%; expected life: 5.5 years; expected volatility: 56.0%; and expected dividend yield: 0%.

(4)

The table below provides information regarding the aggregate number of options to purchase shares of our common stock outstanding at December 31, 2013 and held by each of the directors listed in the Director Compensation Table.

Name	Aggregate Number Of Securities Underlying Options	Exercisable/ Unexercisable	Exercise Price(s) ($)	Expiration Date(s)
Robert E. Munzenrider	45,000	0/45,000	$0.76	12/11/2023
Robert J. Sheehy	45,000	0/45,000	0.76	12/11/2023
Arch C. Smith.	70,000	25,000 /45,000	0.76 – 5.83	11/24/2018 – 12/11/2023

(5)	We do not provide perquisites or other personal benefits to our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that have occurred since the beginning of 2012, or any currently proposed transactions, to which we were or are a participant and in which:

●	the amounts involved exceeded or will exceed $90,825, which is approximately 1% of the average of our total assets at December 31, 2013 and 2012; and

●

a related person (including any director, executive officer, holder of more than 5% of the outstanding shares of common stock or any member of their immediate family) had or will have a direct or indirect material interest, other than compensation arrangements that are described under the sections of this proxy statement entitled “Executive Compensation” and “Director Compensation.”

Agreements with Kips Bay Investments, LLC

We are a party to an Investment Agreement dated July 19, 2007 with Manny Villafaña and Kips Bay Investments, LLC. Under the Investment Agreement, we have granted Kips Bay Investments, LLC certain “piggyback” registration rights. In addition, under the Investment Agreement, we must obtain the consent of Kips Bay Investments, LLC prior to issuing any capital stock with rights, preferences or limitations equal or superior to our common stock owned by Kips Bay Investments, LLC or debt securities convertible into capital stock with rights, preferences or limitations equal or superior to our common stock owned by Kips Bay Investments, LLC. In January 2014, we agreed upon certain exceptions for certain future issuances of equity securities to our employees, officers, directors, advisors and consultants. In addition, under the Investment Agreement, we are obligated to give Kips Bay Investments notice within 10 days after we receive any acquisition proposal that we intend to pursue, and to negotiate exclusively with Kips Bay Investments for terms under which it might acquire us for a period of 20 days after we provide notice. If we do not reach agreement with Kips Bay Investments, we have a period of 180 days to reach agreement with the third party from whom the acquisition proposal was received on terms that are more favorable to us than were proposed by Kips Bay Investments. This right of first offer terminates if we complete an underwritten public offering that generates net proceeds to us of at least $20 million, if we are acquired, or if Kips Bay Investments, LLC no longer holds at least 10% of our voting stock.

We are also a party to a Confidentiality Agreement dated February 26, 2013 with Nasser Kazeminy, who controls Kips Bay Investments, LLC, Nader Kazeminy and Rhonda Donahoe pursuant to which such individuals have agreed, among other things, to keep confidential any non-public confidential information disclosed to such individuals and to certain standstill and insider trading provisions.

OTHER INFORMATION

Stockholder Proposals and Director Nominations for the 2015 Annual Meeting of Stockholders

In order to be considered for inclusion in the proxy statement for our 2015 Annual Meeting of Stockholders, stockholder proposals, including director nominations, are required to be submitted in writing to us no later than December 15, 2014 (approximately 120 days prior to the one year anniversary of the mailing of the proxy statement for the 2014 Annual Meeting of Stockholders). We suggest that proposals be submitted by certified mail, return receipt requested. The proposal must satisfy all of the requirements of and be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and our Bylaws.

Stockholders who intend to present a proposal or director nomination at the 2015 Annual Meeting of Stockholders without including such proposal or nomination in our proxy statement must, pursuant to our Bylaws, deliver to us notice of such proposal or nomination no earlier than January 20, 2015 (approximately 120 days prior to the one year anniversary of the 2014 Annual Meeting of Stockholders) and no later than February 19, 2015 (approximately 90 days prior to the one year anniversary of the 2014 Annual Meeting of Stockholders). Any such notice must contain the specific information required by our Bylaws. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If a stockholder proposal intended to be submitted at the 2015 Annual Meeting of Stockholders does not comply, as determined in the chairman’s discretion, with the timeframes and other procedures established by the our Bylaws, the proposal will be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from officers and directors, all reporting persons timely filed reports of ownership and changes in ownership with the Securities and Exchange Commission, except for a Form 4 reporting a stock option grant on January 22, 2013 that was filed late by each of Scott Kellen, Randall LaBounty and Michael Reinhardt.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement to any stockholder may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to Scott Kellen, Kips Bay Medical, Inc., 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447, telephone: (763) 235-3540 or e-mail: Scott.Kellen@KipsBayMedical.com.

Annual Report and Financial Statements

Our Annual Report on Form 10-K, including our financial statements and the notes thereto for the year ended December 31, 2013, accompanies the delivery of this proxy statement.

We will provide a copy of the Form 10-K and/or the Exhibits to the Form 10-K upon written request and payment of specified fees. The written request for such Form 10-K and/or Exhibits should be directed to Scott Kellen, Chief Operating Officer, Chief Financial Officer and Secretary, at 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of our common stock on April 2, 2014. The 2013 Annual Report on Form 10-K complete with exhibits and the proxy statement are also available at no cost through the EDGAR database available from the Securities and Exchange Commission’s internet site (www.sec.gov), and at http://proxymaterials.kipsbaymedical.com.

Other Business

Management knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

Dated: April 14, 2014

BY ORDER OF THE BOARD OF DIRECTORS Manny Villafaña Chairman of the Board and Chief Executive Officer

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

## Vote by Internet, Telephone or Mail
## 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

**INTERNET/MOBILE** – www.proxypush.com/kips
Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 19, 2014.

**PHONE – 1-866-883-3382**
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 19, 2014.

**MAIL** – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.**

***TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.***

### The Board of Directors Recommends a Vote FOR Proposals No. 1 and No. 2.

**1. Election of directors:**

| | | | |
|---|---|---|---|
| 01 – Manny Villafaña<br>02 – Robert E. Munzenrider | 03 – Robert J. Sheehy<br>04 – Arch C. Smith | ☐ Vote FOR all nominees (except as marked) | ☐ Vote WITHHELD from all nominees |

**Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.**

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.**

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

# KIPS BAY MEDICAL, INC.

**ANNUAL MEETING OF STOCKHOLDERS**

**Tuesday, May 20, 2014**
**3:30 p.m. CT**

**Oppenheimer Wolff & Donnelly LLP**
**Campbell Mithun Tower – Suite 2000**
**222 South Ninth Street**
**Minneapolis, MN 55402**

You can park in the following ramps:

1. **The Energy Center Ramp** (also called the NRG ramp) 324 South Ninth Street. There are entrances to this ramp on 9th Street and 3rd Avenue.

2. **The TCF Ramp,** 121 South 8th Street. There are entrances on 9th Street and 2nd Avenue.

3. **Private Ramp at 222 South Ninth Street.** Enter on Ninth Street.

## proxy

---

**This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 20, 2014.**

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR Proposals No. 1 and No. 2.

By signing the proxy, you revoke all prior proxies and appoint Manny Villafaña and Scott Kellen, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Stockholders and all adjournments.

See reverse for voting instructions.